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                                                                    EXHIBIT 99.1


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Yahoo - Number Nine Visual Technology Reports...

Thursday April 1,4:05 pm Eastern Time

Company Press Release

SOURCE: Number Nine Visual Technology Corporation
Number Nine Visual Technology Reports Results for the Fourth Quarter and

Full Fiscal Year of 1998

LEXINGTON, Mass., April 1 /PRNewswire/ -- Number Nine Visual Technology Corporation (Nasdaq: NINE - news) today announced revenues and operating results
                     ----   ----
for its fourth quarter of fiscal 1998 ended Jan. 2, 1999. Revenues for the fourth quarter of 1998 were $3.1 million, a decrease of 79% from approximately $14.6 million in the fourth quarter of 1997. Revenues for the twelve months of 1998 were approximately $16.5 million, a decrease of 65% from $47.2 million for the twelve months of 1997. The Company reported a net loss of approximately $2.9 million, or ($0.30) per share on 9.4 million weighted average common shares outstanding for tile fourth quarter of 1998 compared to net loss of approximately $5.4 million or $(0.58) per share on 9.2 million weighted average common shares outstanding for the fourth quarter of 1997. For the twelve months of 1998, the net loss was approximately $13.9 million or $(1 .49) per share on 9,3 million weighted average shares outstanding compared to net loss of approximately $20.8 million or ($2.28) per share on 9.1 million weighted average shares outstanding for 1997.

The results for both the fourth quarter and twelve months of 1998 continue to be attributable to the intense pricing environment with our market segment. However, revenue during the fourth quarter of 1998 began to show improvement on a sequential basis from the third quarter of 1998, with an increase of 108%. The increase in revenues was a result of a full quarter's shipment of the Company's proprietary based Revolution IV as well as December 1998 shipments of our Digital Flat-Panel Solution Pack. These products, along with our much anticipated SR9 products, utilizing S3's widely accepted Savage 4, will be important contributors for Number Nine's efforts to return to profitability during 1999. Andrew Najda, Number Nine's Chief Executive Officer commented, "Our operating results should begin to improve with market acceptance of these products. In particular, much acclaimed Digital Flat- Panel solution pack, (the Silicon Graphics 1600 SW and Number Nine's Revolution IV graphics accelerator) has begun to ramp into full production for 1999 and is now widely available. Additionally, we secured a major design win with one of the top five PC manufacturers, and is expected to begin shipping and announced during our second quarter of 1999. These two products will be important in contributing gross margin for the Company."

Until this business begins to impact our operating results, Number Nine continues to stress the effective 'managing of our operating expenses and balance sheet. Our operating expenses for the



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   Yahoo - Number Nine Visual Technology Reports...


   fourth quarter and fiscal 1998 decreased approximately 40% from corresponding amounts in 1997. Additionally, during 1998, we reduced our inventory investment by approximately 65%. During our First quarter of 1999, we were successful in raising $3,000,000 of capital through a placement of 4% Convertible Preferred Stock with an investor, and able to secure a new $15 million secured working capital line from a major commercial bank. These transactions will assist our ability to fund planned operations in 1999. Additionally, Number Nine is beginning to utilize innovative approaches to our business that our customers are demanding. These approaches require lower inventory levels, generate higher gross margins and benefit our customers.

   Nadja concluded, "We believe that our new product offerings, additional financing, and new business model and should strengthen our competitive advantages and help the Company return to profitability during 1999."

   About Number Nine

   Number Nine Visual Technology Corporation. http://www.nine.com, is a leading
                                              -------------------
   supplier of high-performance visual technology solutions, including video/graphics accelerator subsystems, chips and productivity-enhancing software. Number Nine is one of tile first companies to offer its users drivers certified by Microsoft's Windows Hardware Quality Labs (WHQL). The company is a pioneer in PC graphics, delivering the first 128-bit graphics accelerator, the first 256-color and 16.8 million-color cards, and three consecutive lines of 128-bit graphics chips and boards. Number Nine is a publicly-held company (Nasdaq: NINE - news) headquartered in Lexington, Massachusetts, with R&D, sales and/or marketing offices in Munich, Germany and Redmond, Washington.

   Number Nine and Revolution are registered trademarks and Ticket to Ride is a trademark of Number Nine Visual Technology Corporation. All other trademarks are properties of their respective companies. All rights reserved.

   This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein, including, but not limited to such factors as are described under "Certain Factors That May Affect Future Results of Operations" in the Company's Annual Report on Form 10-K for its 1998 fiscal year ended January 2, 1999 as filed with the Securities and Exchange Commission.

                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)

                                                      Three Months Ended               Twelve Months Ended
                                                   Jan. 2,          Dec. 27,         Jan. 2,         Dec. 27,
                                                     1999             1997            1999             1997
      Revenue                                     $ 3,069           $14,621        $ 16,466         $ 47,205
      Cost of sales                                 2.699            14,688          16,702           44.053
      Gross Margin                                    370               (67)           (236)           3,152

      Sales, general, &
       administrative                             $ 1,795           $ 3,271        $  7,758         $ 13,766
      Research & development                        1,369             1,877           5,662            8,263
      Total operating expenses 3,164                5,148            13,420          22,029
      Loss from operations                         (2,794)           (5,215)        (13.656)         (18,877)



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Yahoo - Number Nine Visual Technology Reports...


    Other expense net                                     62             139             258              63
    Loss before income
      taxes                                           (2.856)         (5,354)        (13,914)        (18,940)

    Provision for income
      taxes                                              ---             ---             ---           1,839
    Net income (loss)                                 (2,856)         (5.354)        (13,914)        (2O,779)

    Net income (loss) per common
     and equivalent share
      -- diluted                                     $ (0.30)        $ (0.58)       $  (1.49)       $  (2.28)
      -- primary                                     $ (0.30)        $ (0.58)       $  (1.49)       $  (2.28)


    Weighted average number of common
     and equivalent share
      -- diluted                                       9,377           9,170           9,319           9,120
      -- primary                                       9,377           9,170           9,319           9,120


                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                              Jan. 2, 1999    December 27, 1997
      Current assets:
      Cash and cash equivalents                  $  413            $ 2,481
      Accounts receivable                         2,542             10.506
      Receivable from manufacturing
       contractor arid other                        ---              1,678
      Inventories                                 1,052              2,864
      Other current assets                          711                274
          Total current assets                    4,718             17.803
      Long-term assets                            2,622              4,056
      Total assets                               $7,340            $21,859

      Current liabilities:
      Revolving line of credit                   $1,301            $ 8,500
      Accounts payable                            2,684              6.148
      Note payable with manufacturing
       contractor                                   476                ---
      Accrued expenses and other current
       liabilities                                1,852              1,429
          Total current liabilities               6,313             16,077
      Total stockholders' equity                  1,027              5,782
      Total liabilities and stockholders'
       equity                                    $7,340            $21,859


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